PRICEWATERHOUSECOOPERS
                                                                    Exhibit 15.1


                                   PricewaterhouseCoopers
                                   Rua da Candelaria, 65 11(degree)-15(degree)
                                   20091-020 Rio de Janeiro, RJ-Brazil
                                   Caixa Postal 949
                                   Telefone (21) 3232-6112
                                   Fax (21) 2516-6319



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Commissioners:


We are aware that our report dated October 22, 2001 except for the accounting changes described in Note 19 and the subsequent event contained in Note 21, which are as of February 22, 2002 and as of March 8, 2002, on our review of interim consolidated financial information of Companhia Vale do Rio Doce and its subsidiaries as of September 30, 2001 and 2000, and for the nine-month periods then ended, is included in the Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce.


Yours very truly,

/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Auditores Independentes

Rio de Janeiro, Brazil,
March 21, 2002